SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2007
EMERSON RADIO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Entin Road, Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 884-5800
Not Applicable
(Former Address, if changed since Last Report) (Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     By letter dated January 31, 2007, Emerson Radio Corp. (the “Company”) was advised by The Grande (Nominees) Limited, a subsidiary of Grande Holdings Limited, that it has determined not to pursue at this time its proposal (the “Proposal”) to sell to the Company a 51% interest in Capetronic Group, Ltd., a consumer electronics manufacturer. The Proposal, which was initially made to the Company on November 8, 2006, contemplated a closing of the proposed sale no later than December 31, 2006 and a purchase price of $108 million payable in the form of a subordinated note. In its January 31, 2007 letter, The Grande (Nominees) Limited reserved its right to make a proposal similar to the Proposal to the Company in the future.
     Grande Holdings Limited beneficially owns approximately 50.8% of the outstanding shares of common stock of the Company. The Company had formed a special committee of independent directors to evaluate the Proposal on behalf of the Company promptly following its receipt of the Proposal in November 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.
By:	/s/ John J. Raab
	Name:	John J. Raab
	Title:	Chief Operating Officer and Senior Executive Vice President

Dated: February 6, 2007